                                                                      EXHIBIT 11
                                                                      ----------


                            ACT MANUFACTURING, INC.

           Weighted Shares Used in Computation of Earnings per Share


          Shares used in the net income per common share computation are the weighted average number of common shares outstanding plus common share equivalents.



                                            Quarter ended September 30,
                                          -------------------------------
                                                1996             1995
                                          ---------------  --------------
                                                  ( in thousands)
Weighted average number of
    common shares outstanding                    8,772           8,644
Common share equivalents                           272             335
                                                 -----           -----
TOTAL                                            9,044           8,979
                                                 =====           =====


                                                 Nine Months ended
                                                 -----------------
                                                    September 30,
                                                 -----------------
                                                1996             1995
                                          ---------------  -------------
                                                  ( in thousands)
Weighted average number of
    common shares outstanding                    8,739           7,649
Common share equivalents                           272             323
                                                 -----           -----
TOTAL                                            9,011           7,972
                                                 =====           =====

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